UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

JPMorgan Trust II

J.P. Morgan Mutual Fund Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
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4)	Date Filed:

Template language - requesting authorization for proportional (echo) voting.

We are requesting [broker/bank] to issue proportional voting for the unvoted IRA shares in the [confirm Fund(s) JPMorgan Large Cap Growth Fund and JPMorgan Growth Advantage Fund] at the Special Shareholder Meeting that has been adjourned to [insert adjourned meeting date].

Listed below are the CUSIPs that [broker/bank] holds positions in as of the record date.

Please confirm if we are authorized by [broker/bank] to instruct Broadridge to proportionally vote those unvoted shares.

Record date: 7/31/2024

Original Meeting date: 10/2/2024

Adjourned Meeting date: [insert adjourned meeting date]

Proxy proposal: To change each Fund from a diversified company to a non-diversified company by eliminating the related fundamental investment policy.

[Confirm Fund(s)/CUSIPS before sending]

FUND NAME	CLASS	Ticker	CUSIP
JPMorgan Growth Advantage Fund	A	VHIAX	62826M483
JPMorgan Growth Advantage Fund	C	JGACX	4812A3692
JPMorgan Growth Advantage Fund	I	JGASX	4812A3718
JPMorgan Growth Advantage Fund	R6	JGVVX	46640W108
JPMorgan Growth Advantage Fund	R2	JGRJX	48123X108
JPMorgan Growth Advantage Fund	R3	JGTTX	46640W306
JPMorgan Growth Advantage Fund	R4	JGTUX	46640W405
JPMorgan Growth Advantage Fund	R5	JGVRX	62826M426
JPMORGAN Large Cap Growth Fund	A	OLGAX	4812C0506
JPMORGAN Large Cap Growth Fund	C	OLGCX	4812C0522
JPMORGAN Large Cap Growth Fund	R5	JLGRX	4812C2379
JPMORGAN Large Cap Growth Fund	I	SEEGX	4812C0530
JPMORGAN Large Cap Growth Fund	R2	JLGZX	4812C2544

JPMORGAN Large Cap Growth Fund	R6	JLGMX	48121L841
JPMORGAN Large Cap Growth Fund	R3	JLGPX	4812CA108
JPMORGAN Large Cap Growth Fund	R4	JLGQX	4812CA207